EXPERT’S CONSENT LETTER

To:                             US Securities and Exchange Commission

I, Michael Thompson, H.B.Sc., P.Geo., do hereby consent to the filing of the technical report entitled “Independent Technical Report, Dotted Lake Property” dated September 7, 2010 and revised on November 30, 2010 and to the written disclosure of the Technical Report and extracts from, or a summary of the Technical Report in the Form 20F of Rouge Resources Ltd. for the year ended January 31, 2012 dated May 28, 2012 (the “Form 20F”); and

I also certify that I have read the Form 20F and do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the Listing Application contains any misrepresentation of the information contained in the Technical Report.

Dated this 29th day of May, 2012.

195 Park Avenue Thunder Bay, Ontario P7B 1B9 Phone: (807) 345-5380 Fax: (807) 345-1875
www.fladgateexploration.com

EXPERT’S CONSENT LETTER

To:                              US Securities and Exchange Commission

I, Caitlin Jeffs, H.B.Sc., P.Geo., do hereby consent to the filing of the technical report entitled “Independent Technical Report, Dotted Lake Property” dated September 7, 2010 and revised on November 30, 2010 and to the written disclosure of the Technical Report and extracts from, or a summary of the Technical Report in the Form 20F of Rouge Resources Ltd. for the year ended January 31, 2012 dated May 28, 2012 (the “Form 20F); and

I also certify that I have read the Listing Application and do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the Listing Application contains any misrepresentation of the information contained in the Technical Report.

Dated this 29th day of May, 2012.

195 Park Avenue Thunder Bay, Ontario P7B 1B9 Phone: (807) 345-5380 Fax: (807) 345-1875
www.fladgateexploration.com